EX-99.1

SHOE CARNIVAL ANNOUNCES PLANNED CEO SUCCESSION, INCREASE IN QUARTERLY DIVIDEND

Mark Worden to succeed Cliff Sifford as Chief Executive Officer, effective September 30, 2021

Cliff Sifford to continue to serve as Vice Chairman of the Company’s Board of Directors

Board of Directors increases quarterly cash dividend 56%

FOR IMMEDIATE RELEASE

Evansville, Indiana, March 18, 2021 - Shoe Carnival, Inc. (Nasdaq: SCVL) (the “Company”), a leading retailer of moderately priced footwear and accessories, today announced that its Board of Directors has unanimously elected Mark Worden, the Company’s President and Chief Customer Officer, as its next President and Chief Executive Officer, effective September 30, 2021.  Mr. Worden will succeed Cliff Sifford, who will step down as the Company’s Chief Executive Officer effective September 30, 2021 but will continue to serve in the role of Vice Chairman of the Company’s Board of Directors.  Mr. Sifford began his career with the Company in 1997 and has served as the Company’s Chief Executive Officer since 2012.

J. Wayne Weaver, Chairman of Shoe Carnival’s Board of Directors since 1988, commented, “Cliff has been an extraordinary leader in the shoe industry for over four decades and at Shoe Carnival for the past 24 years. We cannot express our gratitude and admiration enough. His deep knowledge of the industry and passion for the Company elevated Shoe Carnival to its position as a leader in family footwear and we are grateful for his continued guidance as Vice Chairman.”

Under Mr. Sifford’s leadership, the Company achieved many milestones, including growing revenues to over $1 billion and achieving eleven consecutive years of comparable store sales growth leading into fiscal 2020, and increasing merchandising margins, all while sustaining a disciplined capital management throughout various economic cycles. At the same time, he oversaw the strategic investments in the Company’s industry-leading CRM system and the launch of its e-commerce platform. His commitment to Shoe Carnival’s employees and local communities, customers, and vendors has been instrumental in the Company’s success and has positioned it for long-term growth.

Mr. Weaver continued, “We are thrilled to have Mark assume the role as Chief Executive Officer, and have the utmost confidence in his ability to lead the Shoe Carnival team and deliver strong performance as we enter this new chapter. He and Cliff have worked tirelessly over the last three years to develop an industry-leading management team, and the Board believes they will achieve great things as they work together in their new roles going forward.”

“I would like to thank the Board of Directors and Cliff for their unwavering support and am honored to have the opportunity to lead this great company,” said Mr. Worden. “Over Cliff’s 24 years at Shoe Carnival, he built an organization full of talented, seasoned, customer-centric team members. He has been a great partner to me since I joined the Company in 2018, and I am thrilled to continue our relationship as we transition to new responsibilities.  I believe our organization is set up very well to drive long-term shareholder value and gain market share as we execute our strategic growth plans.”

Together, Mr. Sifford and Mr. Worden achieved record sales and profit results in fiscal 2019 and significantly advanced the Company’s strategic priorities in fiscal 2020, despite the impact of the COVID-19 pandemic on the global economy. Shoe Carnival is currently in a position of strength because of their relentless focus on operational excellence.

"When Mark joined Shoe Carnival nearly three years ago, our objective was to bring onboard an executive officer who would be positioned to take over as CEO at the right time. Mark has made tremendous contributions to Shoe Carnival, and I have enjoyed working alongside him over the past several years. I have the greatest confidence in his ability to lead the Company as we embark on this new chapter," Mr. Sifford said. "His strategic direction, deep knowledge of our customers, digital expertise, and unwavering commitment to our employees makes him the perfect fit for this role. I look forward to watching Shoe Carnival continue to thrive under Mark’s leadership."

Shoe Carnival today also announced that its Board of Directors has increased its quarterly cash dividend from $0.09 to $0.14 per share, an increase of 56%. This will be effective for the next quarterly cash dividend, which will be paid on April 19, 2021 to shareholders of record as of the close of business on April 5, 2021. The increase reflects the Board of Directors’ confidence in Shoe Carnival’s near-term and longer-term strategy and further underscores its commitment to returning value to shareholders.

Future declarations of dividends are subject to approval of the Board of Directors and will depend on the Company's results of operations, financial condition, business conditions and other factors deemed relevant by the Board of Directors.

About Mark Worden

Mr. Worden joined the Company in 2018 as its Executive Vice President - Chief Strategy and Marketing Officer and has served as the President and Chief Customer Officer of Shoe Carnival since 2019.  Mr. Worden currently oversees the Company’s stores, e-commerce, marketing, strategy, CRM, real estate, and human resource organizations. He brings over 25 years of leadership experience in the retail and consumer industries to his new position. Prior to joining Shoe Carnival, Mr. Worden held several leadership positions at S.C. Johnson & Son, Inc. and Kimberly–Clark Corporation.

About Shoe Carnival

Shoe Carnival, Inc. is one of the nation’s largest family footwear retailers, offering a broad assortment of moderately priced dress, casual and athletic footwear for men, women and children with emphasis on national name brands. As of March 18, 2021, the Company operates 383 stores in 35 states and Puerto Rico and offers online shopping at www.shoecarnival.com.  Headquartered in Evansville, IN, Shoe Carnival trades on The Nasdaq Stock Market LLC under the symbol SCVL. Shoe Carnival's press releases and annual report are available on the Company's website at www.shoecarnival.com.

Contact Information

Cliff Sifford

Vice Chairman and Chief Executive Officer, or

W. Kerry Jackson

Senior Executive Vice President, Chief Financial and Administrative Officer and Treasurer

7500 East Columbia Street

Evansville, IN 47715

www.shoecarnival.com

(812) 867-4034

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties, including but not limited to statements regarding expectations and outcomes related to Shoe Carnival’s leadership transition plans for its CEO and Vice Chairman roles, and statements related to Shoe Carnival’s future growth, shareholder value, market share, operational results, and strategy.  A number of factors could cause our actual results, performance, achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, but are not limited to: the duration and spread of the COVID-19 outbreak, mitigating efforts deployed by government agencies and the public at large, and the overall impact from such outbreak on the operations of our stores, economic conditions, financial market volatility, consumer spending and our supply chain and distribution processes; general economic conditions in the areas of the continental United States in which our stores are located and the impact of the ongoing economic uncertainty in Puerto Rico on sales at, and cash flows of, our stores located in Puerto Rico; the effects and duration of economic downturns and unemployment rates; changes in the overall retail environment and more specifically in the apparel and footwear retail sectors; our ability to generate increased sales at our stores; our ability to successfully navigate the increasing use of online retailers for fashion purchases and the impact on traffic and transactions in our physical stores; the success of the open-air shopping centers where our stores are located and its impact on our ability to attract customers to our stores; our ability to attract customers to our e-commerce platform and to successfully grow our multi-channel sales; the potential impact of national and international security concerns on the retail environment; changes in our relationships with key suppliers; our ability to control costs and meet our labor needs in a rising wage environment; changes in the political and economic environments in, the status of trade relations with, and the impact of changes in trade policies and tariffs impacting, China and other countries which are the major manufacturers of footwear; the impact of competition and pricing; our ability to successfully manage and execute our marketing initiatives and maintain positive brand perception and recognition; our ability to successfully manage our current real estate portfolio and leasing obligations; changes in weather, including patterns impacted by climate change; changes in consumer buying trends and our ability to identify and respond to emerging fashion trends; the impact of disruptions in our distribution or information technology operations; the effectiveness of our inventory management; the impact of natural disasters, other public health crises, political crises, civil unrest, and other catastrophic events on our stores and our suppliers, as well as on consumer confidence and purchasing in general; risks associated with the seasonality of the retail industry; the impact of unauthorized disclosure or misuse of personal and confidential information about our customers, vendors and employees, including as a result of a cybersecurity breach; our ability to manage our third-party vendor relationships; our ability to successfully execute our business strategy, including the availability of desirable store locations at acceptable lease terms, our ability to open new stores in a timely and profitable manner, including our entry into major new markets, and the availability of sufficient funds to implement our business plans; higher than anticipated costs associated with the closing of underperforming stores; the inability of manufacturers to deliver products in a timely manner; an increase in the cost, or disruption in the flow, of imported goods; the impact of regulatory changes in the United States, including minimum wage laws and regulations, and the countries where our manufacturers are located; the resolution of litigation or regulatory proceedings in which we are or may become involved; continued volatility and disruption in the capital and credit markets; future stock repurchases under our stock repurchase program and future dividend payments; and other factors described in the Company’s SEC filings, including the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. Forward-looking statements can be identified by, among other things, the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “pro forma,” “anticipates,” “intends” or the negative of any of these terms, or comparable terminology, or by discussions of strategy or intentions. Given these uncertainties, we caution investors not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We disclaim any obligation to update any of these factors or to publicly announce any revisions to the forward-looking statements contained in this press release to reflect future events or developments.